                             EMPLOYMENT AGREEMENT


THIS Employment Agreement ("Agreement") is made and entered into this 23 day of July, 1997, by and between Ray S. Naeini ("Employee") and Brite Voice Systems, Inc. ("Brite").

    WHEREAS, Brite has elected to relocate Employee to its new headquarters facility in Heathrow, Florida; and

    WHEREAS, Brite wishes to provide certain inducements to Employee to relocate to Brite's Heathrow, Florida area headquarters;

    NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and in consideration of the covenants and obligations herein contained, the parties hereto agree as follows:



    1.   EMPLOYMENT AND DUTIES.    From and after August 1, 1997,
("Commencement Date") Brite shall employ Employee as Senior Vice President & General Manager of Network Services. Employee shall report to Brite's President or as the President may otherwise direct. Employee shall use his best and most diligent efforts on a full time, exclusive basis to promote the best interests of Brite.

    2.   COMPENSATION AND BENEFITS.

    A.   SALARY.   Employee's initial annual salary shall be $165,000   ("Base
    Salary") payable pursuant to Brite's customary payroll policies in force at the time of payment.

    B.   BONUS.    For each year of employment commencing with calendar year
    1997, Employee will be entitled to participate in an incentive compensation program which shall be based on the performance of Employee measured against performance targets established for Employee. For calendar year 1997, such bonus program shall provide for aggregate bonus compensation of (See attachment) if targeted performance is attained, and additional bonus compensation, not to exceed an additional (See attachment) upon the attainment of performance levels above the target performance goal. For years subsequent to calendar year 1997, Employee will be entitled to participate in such incentive compensation programs as shall be established for other employees of Brite holding positions of similar responsibility.

    C. BENEFITS. Employee will be entitled to participate in Brite's standard benefits provided to other employees having similar responsibilities with Brite, as established and/or modified by Brite from time to time, including, but not limited to, paid vacation time, life insurance, health insurance and dental insurance.




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    D.   BUSINESS EXPENSES.  Pursuant to Brite's customary policies in force at the time of payment, employee shall be promptly reimbursed against presentation of vouchers or receipts, for all authorized expenses properly incurred by him in the performance of his duties hereunder.


    3.   TERM AND TERMINATION.

    A.   TERM.          Employee's employment with Brite pursuant to this
    Agreement shall begin on the Commencement Date and shall extend to the first anniversary of the date on which Employee has assumed his responsibilities at Brite's headquarters facility in Heathrow, Florida (the "Employment Period"), subject to earlier termination as provided elsewhere herein.

    B.   TERMINATION FOR CAUSE.   If Employee's employment is terminated during
    the Employment Period and such termination is a termination for Cause, Employee shall be entitled to payment of his Base Salary to the date of termination, accrued bonus (if any) and benefits existing at the time of termination of his employment. Termination for Cause means one or more of:
    (I) voluntary termination of employment by Employee for any reason; (ii) the death of Employee; (iii) Employee having been unable to render services required of him hereunder for a consecutive period of six months in any twelve month period because of a serious and continuing health impairment, which impairment will most likely result in Employee's continued inability to render the services required of him hereunder; (iv) Employee's misappropriation of corporate funds; (v) Employee's conviction of a felony;
    (vi) Employee's conviction of any crime involving theft, dishonesty, or moral turpitude; (vii) Employee's failure to devote substantially his full business time to Brite as provided in Section 1 hereof; (viii) falsification of any material representation made by Employee to Brite; or
    (ix) the commission by Employee of a material breach of the terms of this Agreement.

    C. TERMINATION OTHER THAN FOR CAUSE. If Employee's employment with Brite is terminated and such termination is not a Termination for Cause, Employee shall be entitled to (I) the greater of the aggregate amount of Base Salary and bonus due to Employee through the end of the Employment Period or (ii) severance pay according to Brite's severance policy then in effect, plus that portion of Employee's Base Salary, bonus and benefits that had accrued as of the termination date. The foregoing payments and benefits shall constitute full satisfaction of any and all payments or benefits that might otherwise be due Employee hereunder.


    4.   RELOCATION EXPENSES.     Employee shall receive relocation expenses
reimbursements in accordance with the relocation plan summary previously provided to Employee. All unearned payments of relocation expenses made by Brite, either directly to third party providers or reimbursements made to the Employee, shall be reimbursed to Brite by Employee in the event that Employee's employment is terminated prior to the end of the Employment Period, and such termination is a voluntary termination of employment by the Employee.
Relocation expenses will be deemed earned by Employee according to the following schedule:

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
    Employment For Not Less Than                 Percent Earned
    ----------------------------                 --------------
             6 months                                   50%
             9 months                                   75%
            12 months                                  100%

With respect to any calculation of the number of months of Employee's employment for purposes of this Section 4, the first day of Employee's employment at the Heathrow headquarters shall be the beginning date and the corresponding day in each succeeding month shall constitute one month of employment.

If Employee is required to make reimbursement to Brite as provided herein, any such amount may be deducted by Brite from the last paycheck or any other amounts owed by Brite upon Employee's Termination. To the extent such amounts are insufficient, Employee agrees to pay to Brite any remaining unpaid relocation expenses required to be reimbursed hereunder.

    5. NOTICES. Any notice permitted or required to be given under this Agreement shall be sufficient if in writing and delivered personally or by registered mail return receipt requested, if to Employee, at his residence address as reflected in Brite's records, and if to Brite, to the attention of President, Brite Voice Systems, Inc., 250 International Parkway, Suite 300, Heathrow, Florida 32779. A party may change its address for receipt of notices by complying with this section.

    6.   NON-DISCLOSURE OF TERMS.    The terms of this Agreement are to be kept
confidential by Employee and shall not be disclosed by Employee to any third party without the express written consent of Brite. Any breach of the preceding sentence shall terminate Employee's right, if any, to receive payment under
Section 3(C)(i).

    7.   ENTIRE AGREEMENT.     This Agreement contains the entire understanding
of the parties in respect of its subject matter and supersedes all prior agreements and understandings between the parties with respect to such subject matter; provided, however, that the terms of any Confidentiality and Non-compete Agreement heretofore entered into between the Employee and Brite shall remain in effect unless expressly amended by the terms of a written agreement between the Employee and Brite.

    8. AMENDMENT: WAIVER. This Agreement may not be amended, supplemented, canceled or discharged except by written instrument executed by the party affected thereby. No failure to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof. No waiver of any provision of this agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision.

    9.   BINDING EFFECT; ASSIGNMENT.   The rights and obligations of this
Agreement shall bind an inure to the benefit of successor of Brite by reorganization, merger or consolidation or any assignee of all or substantially all of Brite's business and properties. Employee's rights or



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obligations under this agreement may not be assigned by Employee, except that upon Employee's death, all right to compensation hereunder shall pass to Employee's executor or administrator.

    10. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

    11.  GOVERNING LAW; INTERPRETATION.     This Agreement shall be construed
in accordance with, and governed for all purposes by, the laws and public policy of the State of Florida applicable to contracts executed and to be wholly performed within such State.

    12. FURTHER ASSURANCES. Each of the parties agrees to execute, acknowledge, deliver and perform, and/or cause to be executed, acknowledged, delivered and performed, at any time and/or from time to time, as the case may be, all such further acts, documents, transfers, conveyances, and/or assurances as may be necessary and/or proper to carry out the provisions and/or intent of this Agreement.

    IN WITNESS WHEREOF, the parties hereto have entered into this Agreement effective the date first above written.


                        BRITE VOICE SYSTEMS, INC.


                        By:           /s/ D. S. Gergacz
                           -----------------------------------------
                        Name:         D. S. Gergacz
                             ---------------------------------------
                        Title:        CEO
                              --------------------------------------



                        EMPLOYEE

                        By:           /s/ Ray S. Naeini
                           -----------------------------------------
                        Name:         Ray S. Naeini
                             ---------------------------------------






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